Exhibit 21.1
TERRA INDUSTRIES INC.
MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
February 25, 2010

Percentage
Name of Company	Jurisdiction	Held by Terra

Beaumont Ammonia Inc.	Delaware
Beaumont Holdings Corporation	Delaware
BMC Holdings, Inc.	Delaware
GrowHow U.K. Limited	England	50[1]
Houston Ammonia Terminal, L.P.	Delaware	50[2]
Inspiration Coal Inc.	Delaware
Inspiration Consolidated Copper Company	Maine
Inspiration Development Company	Delaware
Inspiration Gold Incorporated	Delaware
Oklahoma CO2 Partnership	Oklahoma	50[3]
Point Lisas Nitrogen Limited	Trinidad and Tobago	50[4]
Port Neal Corporation	Delaware
Terra (Barbados) SRL	Barbados
Terra (U.K.) Holdings Inc.	Delaware
Terra Capital, Inc.	Delaware
Terra Capital Holdings, Inc.	Delaware
Terra Environmental Technologies Inc.	Delaware
Terra Express, Inc.	Delaware
Terra Global Holding Company Inc.	Delaware
Terra Houston Ammonia, Inc.	Delaware
Terra Industries Inc.	Maryland
Terra Industries International Holdings Luxembourg S.à r.l.	Luxembourg
Terra Industries Luxembourg S.à r.l.	Luxembourg
Terra International, Inc.	Delaware
Terra International (Canada) Inc.	Ontario, Canada
Terra International (Oklahoma) Inc.	Delaware
Terra Investment Fund I LLC	Oklahoma
Terra Investment Fund II LLC	Oklahoma
Terra LP Holdings LLC	Delaware
Terra Methanol Corporation	Delaware
Terra Mississippi Holdings Corp.	Mississippi

1	Kemira GrowHow U.K. Limited owns the other 50% of GrowHow U.K. Limited.

2	PCS owns the other 50% of Houston Ammonia Terminal, L.P.

3	Praxair Inc. owns the other 50% of Oklahoma Co2 Partnership.

4	KNC Trinidad Limited owns the other 50% of Point Lisas Nitrogen Limited.

Exhibit 21.1
TERRA INDUSTRIES INC.
MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
February 25, 2010

Percentage
Name of Company	Jurisdiction	Held by Terra

Terra Mississippi Nitrogen, Inc.	Delaware
Terra Nitrogen, Limited Partnership	Delaware
Terra Nitrogen Company, L.P.	Delaware
Terra Nitrogen Corporation	Delaware
Terra Nitrogen GP Holdings Inc.	Delaware
Terra Nitrogen GP Inc.	Delaware
Terra Nitrogen Trinidad Limited	Trinidad and Tobago
Terra Partners (Canada) LP	Alberta, Canada
Terra Real Estate Corporation	Iowa
Terra Real Estate Development Corporation	Iowa
Terra Tank Lines Inc.	Delaware
Terra V.I. Holdings, Inc.	British Virgin Islands